UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 14, 2006
Date of Report (Date of earliest event reported)

BALSAM VENTURES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-32011	52-2219056
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1480 Gulf Road, Suite 204
Point Roberts, WA	98281
(Address of principal executive offices)	(Zip Code)

(360) 306-0230
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective January 14, 2006, Balsam Ventures, Inc. (“Balsam”), entered into an agreement (the “Extension Agreement”) with NorPac Technologies, Inc. (“NorPac”), pursuant to which NorPac and Balsam agreed to amend the terms of their exclusive licensing agreement dated as of November 30, 2003 (the “License Agreement”). Under the terms of the License Agreement, Balsam was to pay NorPac minimum royalties in the amount of $5,000 per month (the “Minimum Royalty Payments”), commencing on January 15, 2006. Under the Extension Agreement, NorPac has agreed to extend the date on which Balsam is required to commence paying the Minimum Royalty Payments to January 15, 2007 in exchange for the following consideration:

(a)	500,000 shares of Balsam’s common stock; and

(b)	$20,000, payable to NorPac on or before January 31, 2006.

A copy of the Extension Agreement is attached as an exhibit to this report.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective January 14, 2006, Balsam agreed to issue 500,000 shares of its common stock to NorPac in partial consideration for NorPac’s agreement to extend the date upon which the Minimum Royalty Payments are to commence under the License Agreement. These shares are being sold to NorPac pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. NorPac is a principal stockholder of Balsam, beneficially owning greater than 10% of Balsam’s common stock and, as such, has (a) the ability to understand the risks of an investment in Balsam’s common stock, and (b) access to the type of information that would normally be contained in a registration statement. In addition, Bruce Leitch, the President and sole director of NorPac, is a close personal friend and close business associate of John Boschert, the President and sole director of Balsam, and is a sophisticated person with extensive experience in investing in similar types of securities.

SECTION 7 – Regulation FD

ITEM 7.01 Regulation FD Disclosure

A copy of the joint press release issued by NorPac and Balsam announcing the Extension Agreement is attached as an exhibit to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit	Description

10.1	Extension Agreement dated as of January 14, 2006 between NorPac Technologies, Inc. and Balsam Ventures, Inc.

99.1	Press Release dated January 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALSAM VENTURES, INC.

Date: January 18, 2006
	By:	/s/ John Boschert

JOHN BOSCHERT
President and Chief Executive Officer